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
                                                                                                                 EXHIBIT (11)
                                           DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                                               COMPUTATIONS OF PER SHARE EARNINGS
                                              (In Millions, Except Per Share Data)
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
                                                       Three Months Ended                      Twelve Months Ended
                                               --------------------------------------  --------------------------------------
                                                  MAY 3, 1997        May 4, 1996          MAY 3, 1997        May 4, 1996
                                               ------------------ ------------------   ------------------  ------------------
                                              EARNINGS    SHARES  Earnings    Shares  EARNINGS    SHARES  Earnings    Shares
                                              --------    ------  --------    ------  --------    ------  --------    ------

Primary Computations
--------------------
Earnings before extraordinary charge........    $  126               $  42              $  557              $  342
Extraordinary charge, net of tax............       (21)                 (1)                (31)                 (1)
                                              --------            --------            --------            --------
Net earnings................................    $  105               $  41              $  526              $  341
                                              --------            --------            --------            --------
                                              --------            --------            --------            --------
Less: Dividend requirements on ESOP
 preferred shares, net of tax benefit on
 unallocated shares.........................        (5)                 (5)                (20)                (20)
                                              --------            --------            --------            --------
Adjusted net earnings.......................    $  100               $  36              $  506              $  321
                                              --------            --------            --------            --------
                                              --------            --------            --------            --------
Average common shares outstanding                          217.4               216.1               217.0               215.7
Average number of common share equivalents:
 Stock options..............................                 1.7                 0.8                 1.4                 0.5
 Performance shares.........................                 0.7                 0.9                 0.8                 1.0
                                                          ------              ------              ------              ------
Adjusted common equivalent shares
 outstanding-primary........................               219.8               217.8               219.2               217.2
                                                          ------              ------              ------              ------
                                                          ------              ------              ------              ------
Primary earnings per share before
 extraordinary charge.......................    $ 0.55               $0.17              $ 2.45              $ 1.48
Extraordinary charge........................     (0.10)                  -               (0.14)                 -
                                              --------            --------            --------            --------
PRIMARY EARNINGS PER SHARE                      $ 0.45              $ 0.17              $ 2.31              $ 1.48
                                              --------            --------            --------            --------
                                              --------            --------            --------            --------
Fully Diluted Computations
--------------------------

Earnings before extraordinary charge........    $  126               $  42              $  557              $  342
Extraordinary charge, net of tax............       (21)                 (1)                (31)                 (1)
                                              --------            --------            --------            --------
Net earnings................................    $  105               $  41              $  526              $  341
                                              --------            --------            --------            --------
                                              --------            --------            --------            --------
Less:  Earnings impact of assumed ESOP
 preferred share conversion, net of tax
 benefit on unallocated shares..............        (3)                 (3)                (13)                (14)
                                              --------            --------            --------            --------
Adjusted net earnings.......................    $  102               $  38              $  513              $  327
                                              --------            --------            --------            --------
                                              --------            --------            --------            --------
Average common and common equivalent
 shares-primary.............................               219.8               217.8               219.2               217.2
Additional common share equivalents
 attributable to applications of the
 treasury stock method......................                 0.5                 0.5                 0.1                 0.2
Assumed conversion of ESOP preferred
 shares.....................................                11.4                12.0                11.6                12.2
                                                          ------              ------              ------              ------
Adjusted common equivalent shares
 outstanding-fully diluted..................               231.7               230.3               230.9               229.6
                                                          ------              ------              ------              ------
                                                          ------              ------              ------              ------
Fully diluted earnings per share before
 extraordinary charge.......................    $ 0.53              $ 0.16              $ 2.35              $ 1.42
Extraordinary charge........................     (0.09)                 -                (0.13)                 -
                                              --------            --------            --------            --------
FULLY DILUTED EARNINGS PER SHARE                $ 0.44              $ 0.16              $ 2.22              $ 1.42
                                              --------            --------            --------            --------
                                              --------            --------            --------            --------
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